Exhibit 99.2

Earnings Release and Supplemental Information Package

Second Quarter 2023

amh

AMH

2

AMH
Earnings Press Release
AMH Reports Second Quarter 2023 Financial and Operating Results
Announces Second Joint Venture with Institutional Investors Advised by J.P. Morgan Asset Management
Raises Full Year 2023 Core FFO per Share and Unit Guidance
LAS VEGAS, July 27, 2023—AMH (NYSE: AMH) (the “Company”), a leading owner, operator and developer of single-family rental homes, today announced its financial and operating results for the quarter ended June 30, 2023.
Highlights
•Rents and other single-family property revenues increased 9.3% year-over-year to $395.5 million for the second quarter of 2023.
•Net income attributable to common shareholders totaled $98.0 million, or $0.27 per diluted share, for the second quarter of 2023, compared to $56.6 million, or $0.16 per diluted share, for the second quarter of 2022.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 7.6% year-over-year to $0.41 per FFO share and unit for the second quarter of 2023 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 5.3% year-over-year to $0.36 per FFO share and unit for the second quarter of 2023.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 4.8% year-over-year for the second quarter of 2023.
•Achieved Same-Home Average Occupied Days Percentage of 97.0% in the second quarter of 2023, while generating 9.4% rate growth on new leases.
•Delivered a total of 634 high-quality and energy-efficient newly constructed homes from our AMH Development Program to our wholly-owned portfolio and unconsolidated joint ventures in the second quarter of 2023.
•In July 2023, entered into a $625 million second strategic joint venture with institutional investors advised by J.P. Morgan Asset Management focused on constructing and operating newly built rental homes, providing additional scale, opportunity for economic upside and continued institutional endorsement of the Company’s industry leading built-for-rental strategy.
•Raised Full Year 2023 Core FFO attributable to common share and unit holders guidance midpoint by $0.03 per share and unit to $1.64, representing anticipated full year growth of 6.5% over prior year.
“Continued robust demand and superior execution from our teams drove strong second quarter results and an increase in our full year Core FFO per share guidance by three cents at the midpoint,” said David Singelyn, AMH’s Chief Executive Officer. “We remain committed to responsible and accretive growth through our differentiated internal development program. With the addition of our new joint venture capital, we look forward to further expanding our development pipeline to create consistent and predictable shareholder value over time.”
Second Quarter 2023 Financial Results
Net income attributable to common shareholders totaled $98.0 million, or $0.27 per diluted share, for the second quarter of 2023, compared to $56.6 million, or $0.16 per diluted share, for the second quarter of 2022. This increase was primarily due to higher net gains on property sales, a larger number of occupied properties, higher rental rates and a nonrecurring noncash charge resulting from the redemption of our Series F perpetual preferred shares in the second quarter of 2022.
Rents and other single-family property revenues increased 9.3% to $395.5 million for the second quarter of 2023, compared to $361.9 million for the second quarter of 2022. Revenue growth was driven by an increase in our average occupied portfolio which grew to 56,025 homes for the second quarter of 2023, compared to 54,786 homes for the second quarter of 2022, as well as higher rental rates.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

AMH
Earnings Press Release (continued)
Core NOI from our total portfolio increased 9.0% to $223.5 million for the second quarter of 2023, compared to $205.0 million for the second quarter of 2022. This growth was driven by a 9.7% increase in core revenues resulting from a larger number of occupied properties and higher rental rates, partially offset by an 11.0% increase in core property operating expenses.
For the Company’s Same-Home portfolio, core revenues increased 6.5% to $301.1 million for the second quarter of 2023, compared to $282.6 million for the second quarter of 2022, which was driven by a 7.2% increase in Average Monthly Realized Rent per property, partially offset by a 30 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 9.9% to $108.1 million for the second quarter of 2023, compared to $98.3 million for the second quarter of 2022, primarily driven by increased property tax expense from anticipated 2023 property tax assessments and timing of prior year property tax accruals. As a result, Core NOI from Same-Home properties increased 4.8% to $193.0 million for the second quarter of 2023, compared to $184.2 million for the second quarter of 2022.
Core FFO attributable to common share and unit holders was $170.5 million, or $0.41 per FFO share and unit, for the second quarter of 2023, compared to $153.2 million, or $0.38 per FFO share and unit, for the second quarter of 2022. Adjusted FFO attributable to common share and unit holders was $148.8 million, or $0.36 per FFO share and unit, for the second quarter of 2023, compared to $136.6 million, or $0.34 per FFO share and unit, for the second quarter of 2022. These improvements were primarily attributable to a larger number of occupied properties and higher rental rates.
Year-to-Date 2023 Financial Results
Net income attributable to common shareholders totaled $215.5 million, or $0.59 per diluted share, for the six-month period ended June 30, 2023, compared to $112.5 million, or $0.32 per diluted share, for the six-month period ended June 30, 2022. This increase was primarily due to higher net gains on property sales, a larger number of occupied properties, higher rental rates and a nonrecurring noncash charge resulting from the redemption of our Series F perpetual preferred shares in the second quarter of 2022.
Rents and other single-family property revenues increased 10.5% to $793.3 million for the six-month period ended June 30, 2023, compared to $718.0 million for the six-month period ended June 30, 2022. Revenue growth was driven by an increase in our average occupied portfolio which grew to 55,885 homes for the six-month period ended June 30, 2023, compared to 54,403 homes for the six-month period ended June 30, 2022, as well as higher rental rates.
Core NOI from our total portfolio increased 10.4% to $444.4 million for the six-month period ended June 30, 2023, compared to $402.4 million for the six-month period ended June 30, 2022. This growth was driven by an 11.2% increase in core revenues resulting from a larger number of occupied properties and higher rental rates, partially offset by a 12.5% increase in core property operating expenses.
For the Company’s Same-Home portfolio, core revenues increased 7.2% to $597.5 million for the six-month period ended June 30, 2023, compared to $557.6 million for the six-month period ended June 30, 2022, which was driven by a 7.6% increase in Average Monthly Realized Rent per property, partially offset by a 20 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 11.0% to $210.8 million for the six-month period ended June 30, 2023, compared to $190.0 million for the six-month period ended June 30, 2022, primarily driven by (i) increased property tax expense from anticipated 2023 property tax assessments and timing of prior year property tax accruals and (ii) increased property management expenses primarily attributable to lower than normal staffing levels in the first quarter of 2022 leading to a subsequent increase in personnel in the second quarter of 2022 to a more stabilized level. As a result, Core NOI from Same-Home properties increased 5.2% to $386.7 million for the six-month period ended June 30, 2023, compared to $367.6 million for the six-month period ended June 30, 2022.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

AMH
Earnings Press Release (continued)
Core FFO attributable to common share and unit holders was $339.0 million, or $0.82 per FFO share and unit, for the six-month period ended June 30, 2023, compared to $303.0 million, or $0.76 per FFO share and unit, for the six-month period ended June 30, 2022. Adjusted FFO attributable to common share and unit holders was $302.3 million, or $0.73 per FFO share and unit, for the six-month period ended June 30, 2023, compared to $274.7 million, or $0.69 per FFO share and unit, for the six-month period ended June 30, 2022. These improvements were primarily attributable to a larger number of occupied properties and higher rental rates.
Portfolio
Average Occupied Days Percentage was 96.2% for the second quarter of 2023, compared to 96.3% for the first quarter of 2023.
Investments
As of June 30, 2023, the Company’s wholly-owned portfolio consisted of 58,693 homes, compared to 58,639 homes as of March 31, 2023, an increase of 54 homes during the second quarter of 2023, which included 468 newly constructed homes delivered through our AMH Development Program and one home acquired through our National Builder Program, offset by 415 homes sold to third parties. During the second quarter of 2023, we also developed an additional 166 newly constructed properties which were delivered to our unconsolidated joint ventures, aggregating to 634 total program deliveries through our AMH Development Program. As of June 30, 2023, the Company had 648 properties held for sale and 2,846 properties held in unconsolidated joint ventures.
Capital Activities, Balance Sheet and Liquidity
In May 2023, Moody’s Investor Service upgraded all the ratings for the Company, including the senior unsecured rating to Baa2 from Baa3 with a stable outlook.
As of June 30, 2023, the Company had cash and cash equivalents of $199.6 million and had total outstanding debt of $4.4 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.0% and a weighted-average term to maturity of 11.9 years. The Company had no outstanding borrowings on its $1.25 billion revolving credit facility. Additionally, the Company has no debt maturities, other than recurring principal amortization, until the fourth quarter of 2024. During the second quarter of 2023, the Company generated $57.3 million of Retained Cash Flow and sold 415 properties generating $127.5 million of net proceeds.
In July 2023, the Company entered into a $625 million second strategic joint venture with institutional investors advised by J.P. Morgan Asset Management focused on constructing and operating newly built rental homes, providing additional scale, opportunity for economic upside and continued institutional endorsement of the Company’s industry leading built-for-rental strategy. The Company holds a 20% ownership interest in the joint venture, which has an evergreen term. Additionally, the Company will earn fees for development and management services provided to the joint venture and have an opportunity to earn a promoted interest after construction and initial operation of the joint venture’s properties.
Sustainability Update
The Company was recently recognized as the July 2023 RESNET HERS® Index Builder of the Month. AMH is committed to building energy efficient single-family rental homes and uses RESNET Home Energy Rating System (HERS) scores to evaluate the anticipated energy efficiency and savings of our developments. For our homes built in 2022, on average they are designed to use less than half the energy of a typical home in this country.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

AMH
Earnings Press Release (continued)

2023 Guidance
Set forth below are the Company’s current expectations with respect to full year 2023 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2023 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2023 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

Full Year 2023
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.58 - $1.64	$1.62 - $1.66
Core FFO attributable to common share and unit holders growth	2.5% - 6.5%	5.2% - 7.8%

Same-Home
Core revenues growth	5.00% - 7.00%	5.75% - 7.25%
Core property operating expenses growth	8.75% - 10.75%	8.75% - 10.75%
Core NOI growth	3.00% - 5.00%	4.00% - 5.50%

Full Year 2023 (Unchanged)
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,775 - 1,925	$600 - $700 million
Wholly owned land and development pipeline	—	$100 - $150 million
Pro rata share of JV and Property Enhancing Capex	—	$100 - $150 million
Total capital investment (wholly owned and pro rata JV)	1,775 - 1,925	$0.8 - $1.0 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.0 - $1.2 billion
Changes to Full Year 2023 guidance:
•$0.03 incremental Core FFO per share primarily related to increased Core NOI growth from both the Same-Home and Non-Same-Home portfolios driven by strong spring leasing results and continued demand trends into the third quarter as well as modestly favorable updates to Other income and expense, net, notably interest income on cash generated from our better than expected dispositions activity.

Additional Information
A copy of the Company’s Second Quarter 2023 Earnings Release and Supplemental Information Package and this press release are available on our website at www.amh.com, under “Investor relations.” This information has also been furnished to the SEC in a current report on Form 8-K.

Conference Call
A conference call is scheduled on Friday, July 28, 2023 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2023 and to provide an update on its business. The domestic dial-in number is (877)

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

AMH
Earnings Press Release (continued)
451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.amh.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, August 11, 2023 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13739083#, or by using the link at www.amh.com, under “Investor relations.”
About AMH
American Homes 4 Rent (NYSE: AMH), which does business as AMH, is a leading owner, operator and developer of single-family rental homes. We’re an internally managed Maryland real estate investment trust (REIT) focused on acquiring, developing, renovating, leasing and managing homes as rental properties. Our goal is to simplify the experience of leasing a home and deliver peace of mind to households across the country.
In recent years, we’ve been named one of Fortune’s 2022 Best Workplaces in Real Estate™, a 2023 Great Place to Work®, a 2023 Top U.S. Homebuilder by Builder100, one of America’s Most Responsible Companies 2023 and America’s Most Trustworthy Companies 2023 by Newsweek and Statista Inc., and a Top ESG Regional Performer by Sustainalytics. As of June 30, 2023, we owned nearly 59,000 single-family properties in the Southeast, Midwest, Southwest and Mountain West regions of the United States. Additional information about AMH is available on our website at www.amh.com.
AMH refers to one or more of American Homes 4 Rent, American Homes 4 Rent, L.P. and their subsidiaries and joint ventures. In certain states, we operate under AMH Living or American Homes 4 Rent. Please see www.amh.com/dba to learn more.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2023 Guidance, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the three and six months ended June 30, 2023 and 2022 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2023	2022	2023	2022
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$395,548	$361,876	$793,251	$717,981
Tenant charge-backs	(45,814)	(43,137)	(101,209)	(95,409)
Core revenues	349,734	318,739	692,042	622,572
Less: Non-Same-Home core revenues	48,672	36,165	94,550	64,996
Same-Home core revenues	$301,062	$282,574	$597,492	$557,576

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$142,553	$129,270	$289,621	$262,913
Property management expenses	30,666	28,768	61,466	54,802
Noncash share-based compensation - property management	(1,132)	(1,132)	(2,198)	(2,131)
Expenses reimbursed by tenant charge-backs	(45,814)	(43,137)	(101,209)	(95,409)
Core property operating expenses	126,273	113,769	247,680	220,175
Less: Non-Same-Home core property operating expenses	18,216	15,432	36,869	30,176
Same-Home core property operating expenses	$108,057	$98,337	$210,811	$189,999

Core NOI and Same-Home Core NOI
Net income	$115,414	$74,555	$253,113	$144,569
Gain on sale and impairment of single-family properties and other, net	(62,758)	(32,811)	(147,417)	(54,855)
Depreciation and amortization	113,199	104,415	225,916	204,369
Acquisition and other transaction costs	4,175	7,658	9,251	13,632
Noncash share-based compensation - property management	1,132	1,132	2,198	2,131
Interest expense	34,844	34,801	70,726	62,368
General and administrative expense	19,937	18,847	37,792	36,129
Other income and expense, net	(2,482)	(3,627)	(7,217)	(5,946)
Core NOI	223,461	204,970	444,362	402,397
Less: Non-Same-Home Core NOI	30,456	20,733	57,681	34,820
Same-Home Core NOI	$193,005	$184,237	$386,681	$367,577

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income (continued)
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$395,548	$397,703	$380,926	$391,627	$361,876
Tenant charge-backs	(45,814)	(55,395)	(45,183)	(62,014)	(43,137)
Core revenues	349,734	342,308	335,743	329,613	318,739
Less: Non-Same-Home core revenues	48,672	45,878	43,703	41,665	36,165
Same-Home core revenues	$301,062	$296,430	$292,040	$287,948	$282,574

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$142,553	$147,068	$137,113	$152,065	$129,270
Property management expenses	30,666	30,800	28,157	29,739	28,768
Noncash share-based compensation - property management	(1,132)	(1,066)	(715)	(1,015)	(1,132)
Expenses reimbursed by tenant charge-backs	(45,814)	(55,395)	(45,183)	(62,014)	(43,137)
Core property operating expenses	126,273	121,407	119,372	118,775	113,769
Less: Non-Same-Home core property operating expenses	18,216	18,653	18,053	17,409	15,432
Same-Home core property operating expenses	$108,057	$102,754	$101,319	$101,366	$98,337

Core NOI and Same-Home Core NOI
Net income	$115,414	$137,699	$103,791	$61,665	$74,555
Hurricane-related charges, net	—	—	—	6,133	—
Gain on sale and impairment of single-family properties and other, net	(62,758)	(84,659)	(57,407)	(24,197)	(32,811)
Depreciation and amortization	113,199	112,717	112,843	109,319	104,415
Acquisition and other transaction costs	4,175	5,076	5,338	4,482	7,658
Noncash share-based compensation - property management	1,132	1,066	715	1,015	1,132
Interest expense	34,844	35,882	36,249	36,254	34,801
General and administrative expense	19,937	17,855	14,942	16,986	18,847
Other income and expense, net	(2,482)	(4,735)	(100)	(819)	(3,627)
Core NOI	223,461	220,901	216,371	210,838	204,970
Less: Non-Same-Home Core NOI	30,456	27,225	25,650	24,256	20,733
Same-Home Core NOI	$193,005	$193,676	$190,721	$186,582	$184,237

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$223,461	$220,901	$216,371	$210,838	$204,970
Less: Encumbered Core NOI	64,665	64,077	63,798	62,906	61,524
Unencumbered Core NOI	$158,796	$156,824	$152,573	$147,932	$143,446

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

AMH
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2023	2022	2023	2022
Operating Data
Net income attributable to common shareholders	$98,029	$56,590	$215,494	$112,529
Core revenues	$349,734	$318,739	$692,042	$622,572
Core NOI	$223,461	$204,970	$444,362	$402,397
Core NOI margin	63.9%	64.3%	64.2%	64.6%
Fully Adjusted EBITDAre	$191,365	$178,880	$388,398	$353,290
Fully Adjusted EBITDAre Margin	54.3%	55.5%	55.6%	56.2%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.38	$0.33	$0.77	$0.68
Core FFO attributable to common share and unit holders	$0.41	$0.38	$0.82	$0.76
Adjusted FFO attributable to common share and unit holders	$0.36	$0.34	$0.73	$0.69

	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$10,007,290	$9,917,123	$9,938,672	$9,905,410	$9,837,281
Total assets	$12,522,438	$12,420,013	$12,175,059	$12,098,842	$11,854,752
Outstanding borrowings under revolving credit facility	$—	$—	$130,000	$—	$—
Total Debt	$4,438,629	$4,444,863	$4,581,628	$4,457,326	$4,462,933
Total Capitalization	$19,322,870	$17,668,693	$17,015,130	$17,969,520	$18,858,604
Total Debt to Total Capitalization	23.0%	25.2%	26.9%	24.8%	23.7%
Net Debt and Preferred Shares to Adjusted EBITDAre	5.3 x	5.4 x	6.0 x	5.9 x	6.2 x
NYSE AMH Class A common share closing price	$35.45	$31.45	$30.14	$32.81	$35.44

Portfolio Data - end of period
Occupied single-family properties	56,000	56,049	55,605	55,421	55,220
Single-family properties leased, not yet occupied	393	412	243	374	595
Single-family properties in turnover process	1,437	1,041	1,554	1,577	1,077
Single-family properties recently renovated or developed	215	234	464	383	385
Single-family properties newly acquired and under renovation	—	—	12	149	483
Total single-family properties, excluding properties held for sale	58,045	57,736	57,878	57,904	57,760
Single-family properties held for sale	648	903	1,115	1,057	955
Total single-family properties wholly owned	58,693	58,639	58,993	58,961	58,715
Single-family properties managed under joint ventures	2,846	2,688	2,540	2,271	2,046
Total single-family properties wholly owned and managed	61,539	61,327	61,533	61,232	60,761
Total Average Occupied Days Percentage (1)	96.2%	96.3%	95.8%	95.7%	96.0%
Same-Home Average Occupied Days Percentage (50,038 properties)	97.0%	97.3%	96.9%	97.1%	97.3%

Other Data
Distributions declared per common share	$0.22	$0.22	$0.18	$0.18	$0.18
Distributions declared per Series F perpetual preferred share (2)	$—	$—	$—	$—	$0.14
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Calculated based on total single-family properties wholly owned, excluding properties held for sale.
(2)The 5.875% Series F perpetual preferred shares were redeemed on May 5, 2022 and the distributions for the three months ended June 30, 2022 represent the accrued and unpaid dividends paid to shareholders as part of the redemption.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

AMH
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2023	2022	2023	2022
Rents and other single-family property revenues	$395,548	$361,876	$793,251	$717,981

Expenses:
Property operating expenses	142,553	129,270	289,621	262,913
Property management expenses	30,666	28,768	61,466	54,802
General and administrative expense	19,937	18,847	37,792	36,129
Interest expense	34,844	34,801	70,726	62,368
Acquisition and other transaction costs	4,175	7,658	9,251	13,632
Depreciation and amortization	113,199	104,415	225,916	204,369
Total expenses	345,374	323,759	694,772	634,213

Gain on sale and impairment of single-family properties and other, net	62,758	32,811	147,417	54,855
Other income and expense, net	2,482	3,627	7,217	5,946

Net income	115,414	74,555	253,113	144,569

Noncontrolling interest	13,899	8,343	30,647	16,655
Dividends on preferred shares	3,486	4,346	6,972	10,109
Redemption of perpetual preferred shares	—	5,276	—	5,276

Net income attributable to common shareholders	$98,029	$56,590	$215,494	$112,529

Weighted-average common shares outstanding:
Basic	362,148,911	348,484,158	361,267,035	347,123,576
Diluted	362,479,942	349,002,624	361,593,174	347,751,958

Net income attributable to common shareholders per share:
Basic	$0.27	$0.16	$0.59	$0.32
Diluted	$0.27	$0.16	$0.59	$0.32

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

AMH
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2023	2022	2023	2022
Net income attributable to common shareholders	$98,029	$56,590	$215,494	$112,529
Adjustments:
Noncontrolling interests in the Operating Partnership	13,899	8,343	30,647	16,655
Gain on sale and impairment of single-family properties and other, net	(62,758)	(32,811)	(147,417)	(54,855)
Adjustments for unconsolidated joint ventures	1,058	(199)	1,568	(570)
Depreciation and amortization	113,199	104,415	225,916	204,369
Less: depreciation and amortization of non-real estate assets	(4,249)	(3,113)	(8,426)	(6,105)
FFO attributable to common share and unit holders	$159,178	$133,225	$317,782	$272,023
Adjustments:
Acquisition, other transaction costs and other	4,175	7,658	9,251	13,632
Noncash share-based compensation - general and administrative	5,982	5,932	9,725	9,962
Noncash share-based compensation - property management	1,132	1,132	2,198	2,131
Redemption of perpetual preferred shares	—	5,276	—	5,276
Core FFO attributable to common share and unit holders	$170,467	$153,223	$338,956	$303,024
Recurring Capital Expenditures	(20,913)	(15,959)	(35,106)	(27,137)
Leasing costs	(768)	(644)	(1,576)	(1,179)
Adjusted FFO attributable to common share and unit holders	$148,786	$136,620	$302,274	$274,708

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.38	$0.33	$0.77	$0.68
Core FFO attributable to common share and unit holders	$0.41	$0.38	$0.82	$0.76
Adjusted FFO attributable to common share and unit holders	$0.36	$0.34	$0.73	$0.69

Weighted-average FFO shares and units:
Common shares outstanding	362,148,911	348,484,158	361,267,035	347,123,576
Share-based compensation plan and forward sale equity contracts (1)	800,106	950,033	744,772	1,056,319
Operating partnership units	51,376,980	51,376,980	51,376,980	51,376,980
Total weighted-average FFO shares and units	414,325,997	400,811,171	413,388,787	399,556,875
(1)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of forward sale equity contracts under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

AMH
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2023	2022	2023	2022
Rents from single-family properties	$346,872	$315,036	$687,086	$616,701
Fees from single-family properties	7,400	6,904	14,840	12,991
Bad debt	(4,538)	(3,201)	(9,884)	(7,120)
Core revenues	349,734	318,739	692,042	622,572

Property tax expense	60,743	52,447	120,627	104,389
HOA fees, net (1)	6,291	6,075	12,273	11,483
R&M and turnover costs, net (1)	26,954	25,482	50,570	47,485
Insurance	4,601	3,537	8,532	6,910
Property management expenses, net (2)	27,684	26,228	55,678	49,908
Core property operating expenses	126,273	113,769	247,680	220,175

Core NOI	$223,461	$204,970	$444,362	$402,397
Core NOI margin	63.9%	64.3%	64.2%	64.6%

	For the Three Months Ended Jun 30, 2023
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale Properties	Total Single-Family Properties Wholly Owned
Property count	50,038	5,039	2,968	648	58,693
Average Occupied Days Percentage	97.0%	96.3%	80.9%	67.5%	95.9%

Rents from single-family properties	$298,368	$32,416	$13,442	$2,646	$346,872
Fees from single-family properties	6,273	680	392	55	7,400
Bad debt	(3,579)	(395)	(189)	(375)	(4,538)
Core revenues	301,062	32,701	13,645	2,326	349,734

Property tax expense	52,602	5,210	2,301	630	60,743
HOA fees, net (1)	5,509	515	244	23	6,291
R&M and turnover costs, net (1)	23,067	1,969	1,657	261	26,954
Insurance	3,960	380	208	53	4,601
Property management expenses, net (2)	22,919	2,309	2,224	232	27,684
Core property operating expenses	108,057	10,383	6,634	1,199	126,273

Core NOI	$193,005	$22,318	$7,011	$1,127	$223,461
Core NOI margin	64.1%	68.2%	51.4%	48.5%	63.9%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,270 recently renovated or developed properties that do not meet the definition of Stabilized Property at the start of the quarter and 1,698 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

AMH
Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Jun 30,			For the Six Months Ended Jun 30,
	2023	2022	Change	2023	2022	Change
Number of Same-Home properties	50,038	50,038		50,038	50,038
Average Occupied Days Percentage	97.0%	97.3%	(0.3)%	97.1%	97.3%	(0.2)%
Average Monthly Realized Rent per property	$2,048	$1,910	7.2%	$2,031	$1,888	7.6%
Turnover Rate	8.4%	7.7%	0.7%	14.7%	13.8%	0.9%
Turnover Rate - TTM	28.9%	N/A		28.9%	N/A

Core NOI:
Rents from single-family properties	$298,368	$279,070	6.9%	$592,360	$551,662	7.4%
Fees from single-family properties	6,273	5,726	9.6%	12,537	10,930	14.7%
Bad debt	(3,579)	(2,222)	61.1%	(7,405)	(5,016)	47.6%
Core revenues	301,062	282,574	6.5%	597,492	557,576	7.2%

Property tax expense	52,602	46,148	14.0%	104,081	91,990	13.1%
HOA fees, net (1)	5,509	5,284	4.3%	10,622	10,068	5.5%
R&M and turnover costs, net (1)	23,067	21,840	5.6%	42,661	40,102	6.4%
Insurance	3,960	3,110	27.3%	7,365	6,101	20.7%
Property management expenses, net (2)	22,919	21,955	4.4%	46,082	41,738	10.4%
Core property operating expenses	108,057	98,337	9.9%	210,811	189,999	11.0%

Core NOI	$193,005	$184,237	4.8%	$386,681	$367,577	5.2%
Core NOI margin	64.1%	65.2%		64.7%	65.9%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$18,636	$14,157	31.6%	$31,248	$24,484	27.6%

Per property:
Average Recurring Capital Expenditures	$372	$283	31.6%	$624	$489	27.6%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$833	$719	15.9%	$1,477	$1,291	14.4%

Property Enhancing Capex	$14,107	$16,274		$27,917	$26,928
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

AMH
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Average Occupied Days Percentage	97.0%	97.3%	96.9%	97.1%	97.3%
Average Monthly Realized Rent per property	$2,048	$2,014	$1,991	$1,954	$1,910

Average Change in Rent for Renewals	7.0%	6.8%	7.9%	8.3%	7.5%
Average Change in Rent for Re-Leases	9.4%	7.7%	8.3%	12.3%	13.9%
Average Blended Change in Rent	7.7%	7.1%	8.0%	9.5%	9.3%

Core NOI:
Rents from single-family properties	$298,368	$293,992	$289,693	$284,781	$279,070
Fees from single-family properties	6,273	6,264	5,890	5,955	5,726
Bad debt	(3,579)	(3,826)	(3,543)	(2,788)	(2,222)
Core revenues	301,062	296,430	292,040	287,948	282,574

Property tax expense	52,602	51,479	52,278	46,159	46,148
HOA fees, net (1)	5,509	5,113	5,231	5,518	5,284
R&M and turnover costs, net (1)	23,067	19,594	19,649	24,210	21,840
Insurance	3,960	3,405	3,140	3,137	3,110
Property management expenses, net (2)	22,919	23,163	21,021	22,342	21,955
Core property operating expenses	108,057	102,754	101,319	101,366	98,337

Core NOI	$193,005	$193,676	$190,721	$186,582	$184,237
Core NOI margin	64.1%	65.3%	65.3%	64.8%	65.2%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$18,636	$12,612	$13,636	$19,413	$14,157

Per property:
Average Recurring Capital Expenditures	$372	$252	$273	$388	$283
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$833	$644	$665	$872	$719

Property Enhancing Capex	$14,107	$13,810	$12,923	$16,799	$16,274
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

AMH
Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 2Q23 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	4,745	$200,714	8.9%	8.2%	9.4%	8.5%
Dallas-Fort Worth, TX	3,850	171,948	6.8%	7.3%	9.2%	7.8%
Charlotte, NC	3,640	206,367	7.6%	7.1%	11.0%	8.2%
Phoenix, AZ	2,783	190,925	6.4%	6.7%	9.4%	7.5%
Nashville, TN	2,773	229,869	7.0%	7.3%	8.7%	7.7%
Indianapolis, IN	2,653	163,389	3.8%	5.4%	8.7%	6.5%
Jacksonville, FL	2,527	194,445	4.9%	6.5%	8.3%	7.1%
Tampa, FL	2,482	211,790	4.9%	9.1%	12.4%	10.0%
Houston, TX	2,256	172,067	3.5%	5.5%	8.7%	6.0%
Raleigh, NC	2,025	193,925	4.2%	6.4%	8.6%	7.1%
Columbus, OH	1,998	183,396	4.0%	6.3%	9.4%	7.1%
Cincinnati, OH	1,939	185,817	3.9%	6.7%	11.9%	8.1%
Orlando, FL	1,628	194,879	3.1%	8.6%	13.2%	9.9%
Salt Lake City, UT	1,598	274,158	4.2%	5.3%	9.6%	6.7%
Greater Chicago area, IL and IN	1,554	189,436	2.9%	6.5%	9.6%	7.2%
Charleston, SC	1,281	215,980	2.8%	7.0%	8.3%	7.4%
Las Vegas, NV	1,237	215,101	2.8%	5.8%	4.2%	5.3%
San Antonio, TX	1,114	183,827	1.7%	3.9%	3.1%	3.7%
Savannah/Hilton Head, SC	893	187,501	1.9%	8.4%	13.6%	10.1%
Seattle, WA	885	290,442	2.3%	8.9%	9.6%	9.1%
All Other (2)	6,177	202,167	12.4%	6.8%	9.3%	7.5%
Total/Average	50,038	$199,109	100.0%	7.0%	9.4%	7.7%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
	2Q23 QTD	2Q22 QTD	Change	2Q23 QTD	2Q22 QTD	Change
Atlanta, GA	97.1%	97.4%	(0.3)%	$2,066	$1,937	6.7%
Dallas-Fort Worth, TX	97.2%	97.7%	(0.5)%	2,140	1,998	7.1%
Charlotte, NC	97.1%	97.4%	(0.3)%	1,982	1,856	6.8%
Phoenix, AZ	96.3%	97.2%	(0.9)%	2,004	1,854	8.1%
Nashville, TN	96.7%	97.9%	(1.2)%	2,173	1,998	8.8%
Indianapolis, IN	97.0%	96.7%	0.3%	1,733	1,648	5.2%
Jacksonville, FL	97.2%	97.5%	(0.3)%	2,025	1,876	7.9%
Tampa, FL	97.1%	98.2%	(1.1)%	2,197	2,001	9.8%
Houston, TX	98.1%	97.5%	0.6%	1,927	1,830	5.3%
Raleigh, NC	96.6%	97.1%	(0.5)%	1,899	1,765	7.6%
Columbus, OH	97.1%	96.6%	0.5%	2,009	1,901	5.7%
Cincinnati, OH	97.0%	96.8%	0.2%	1,967	1,850	6.3%
Orlando, FL	97.0%	98.1%	(1.1)%	2,145	1,947	10.2%
Salt Lake City, UT	97.0%	97.5%	(0.5)%	2,245	2,102	6.8%
Greater Chicago area, IL and IN	97.7%	98.0%	(0.3)%	2,245	2,109	6.4%
Charleston, SC	97.9%	95.2%	2.7%	2,103	1,973	6.6%
Las Vegas, NV	96.1%	96.8%	(0.7)%	2,078	1,943	6.9%
San Antonio, TX	95.9%	96.7%	(0.8)%	1,874	1,792	4.6%
Savannah/Hilton Head, SC	98.5%	97.2%	1.3%	1,980	1,825	8.5%
Seattle, WA	96.4%	97.3%	(0.9)%	2,538	2,321	9.3%
All Other (2)	97.0%	97.2%	(0.2)%	2,024	1,886	7.3%
Total/Average	97.0%	97.3%	(0.3)%	$2,048	$1,910	7.2%
(1)Reflected for the three months ended June 30, 2023.
(2)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

AMH
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Jun 30, 2023	Dec 31, 2022
	(Unaudited)
Assets
Single-family properties:
Land	$2,208,667	$2,197,233
Buildings and improvements	10,351,621	10,127,891
Single-family properties in operation	12,560,288	12,325,124
Less: accumulated depreciation	(2,552,998)	(2,386,452)
Single-family properties in operation, net	10,007,290	9,938,672
Single-family properties under development and development land	1,339,508	1,187,221
Single-family properties and land held for sale, net	154,190	198,716
Total real estate assets, net	11,500,988	11,324,609
Cash and cash equivalents	199,601	69,155
Restricted cash	162,169	148,805
Rent and other receivables	45,911	47,752
Escrow deposits, prepaid expenses and other assets	359,473	331,446
Investments in unconsolidated joint ventures	108,351	107,347
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$12,522,438	$12,175,059

Liabilities
Revolving credit facility	$—	$130,000
Asset-backed securitizations, net	1,880,348	1,890,842
Unsecured senior notes, net	2,497,691	2,495,156
Accounts payable and accrued expenses	594,154	484,403
Total liabilities	4,972,193	5,000,401

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,614	3,529
Class B common shares	6	6
Preferred shares	92	92
Additional paid-in capital	7,244,204	6,931,819
Accumulated deficit	(385,434)	(440,791)
Accumulated other comprehensive income	1,090	1,332
Total shareholders’ equity	6,863,572	6,495,987
Noncontrolling interest	686,673	678,671
Total equity	7,550,245	7,174,658

Total liabilities and equity	$12,522,438	$12,175,059

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

AMH
Debt Summary as of June 30, 2023
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	6.09%	2.8
Total floating rate debt	—	—	—	—%	6.09%	2.8

Fixed rate debt:
AMH 2014-SFR2 securitization	464,582	—	464,582	10.5%	4.42%	1.3
AMH 2014-SFR3 securitization	480,082	—	480,082	10.8%	4.40%	1.4
AMH 2015-SFR1 securitization	505,167	—	505,167	11.4%	4.14%	21.8
AMH 2015-SFR2 securitization	438,798	—	438,798	9.9%	4.36%	22.3
2028 unsecured senior notes	—	500,000	500,000	11.3%	4.08%	4.6
2029 unsecured senior notes	—	400,000	400,000	9.0%	4.90%	5.6
2031 unsecured senior notes	—	450,000	450,000	10.1%	2.46%	8.0
2032 unsecured senior notes	—	600,000	600,000	13.4%	3.63%	8.8
2051 unsecured senior notes	—	300,000	300,000	6.8%	3.38%	28.1
2052 unsecured senior notes	—	300,000	300,000	6.8%	4.30%	28.8
Total fixed rate debt	1,888,629	2,550,000	4,438,629	100.0%	4.00%	11.9

Total Debt	$1,888,629	$2,550,000	4,438,629	100.0%	4.00%	11.9

Unamortized discounts and loan costs			(60,590)
Total debt per balance sheet			$4,378,039

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2023	$10,358	0.2%
2024	949,759	21.5%
2025	10,302	0.2%
2026	10,302	0.2%
2027	10,302	0.2%
Thereafter	3,447,606	77.7%
Total	$4,438,629	100.0%
(1)Interest rates are as of June 30, 2023 and reflect the effect of any hedging instruments, as applicable.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis. The AMH 2015-SFR1 securitization and AMH 2015-SFR2 securitization have anticipated repayment dates of April 9, 2025 and October 9, 2025, respectively. If the securitizations are not repaid by this date, the duration-adjusted weighted-average interest rate will increase by a minimum of 3.00%.
(3)The Company amended its revolving credit facility in connection with the transition from the LIBOR to the Secured Overnight Financing Rate (“SOFR”) during the second quarter of 2023. The revolving credit facility bears interest at SOFR, as adjusted for the Company’s SOFR spread, plus 0.90% as of period end.

Interest Expense Reconciliation

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
(Amounts in thousands)	2023	2022	2023	2022
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$34,844	$34,801	$70,726	$62,368
Less: amortization of discounts, loan costs and cash flow hedges	(3,065)	(3,049)	(6,108)	(5,502)
Add: capitalized interest	13,733	13,660	26,821	26,554
Cash interest	$45,512	$45,412	$91,439	$83,420

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

AMH
Capital Structure and Credit Metrics as of June 30, 2023
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization
Total Debt		$4,438,629	23.0%

Total preferred shares		230,000	1.2%

Common equity at market value:
Common shares outstanding	362,000,767
Operating partnership units	51,376,980
Total shares and units	413,377,747
NYSE AMH Class A common share closing price at June 30, 2023	$35.45
Market value of common shares and operating partnership units		14,654,241	75.8%

Total Capitalization		$19,322,870	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	$115,000	$1.469	$6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		9,200,000		$230,000		$13,944

Credit Ratios		Credit Ratings
Net Debt and Preferred Shares to Adjusted EBITDAre	5.3 x	Rating Agency	Rating	Outlook
Fixed Charge Coverage	4.2 x	Moody's Investor Service	Baa2	Stable
Unencumbered Core NOI percentage	70.7%	S&P Global Ratings	BBB	Stable

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	29.9%
Ratio of Secured Debt to Total Assets	<	40.0%	12.7%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	455.7%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.41 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	28.9%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	11.8%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	26.4%
Ratio of EBITDA to Fixed Charges	>	1.50 x	3.70 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	6.32 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

AMH
Top 20 Markets Summary as of June 30, 2023
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,790	10.0%	$219,605	2,169	17.3
Dallas-Fort Worth, TX	4,143	7.1%	174,885	2,101	19.0
Charlotte, NC	4,003	6.9%	215,573	2,109	17.7
Phoenix, AZ	3,380	5.8%	210,510	1,840	19.0
Nashville, TN	3,257	5.6%	243,004	2,113	15.9
Jacksonville, FL	2,981	5.1%	212,553	1,929	14.5
Indianapolis, IN	2,870	4.9%	172,818	1,927	20.4
Tampa, FL	2,806	4.8%	225,765	1,943	15.4
Houston, TX	2,516	4.3%	177,021	2,089	17.5
Raleigh, NC	2,181	3.8%	198,446	1,889	17.3
Cincinnati, OH	2,126	3.7%	195,570	1,843	20.5
Columbus, OH	2,126	3.7%	191,382	1,873	20.9
Las Vegas, NV	2,017	3.5%	276,595	1,924	12.3
Salt Lake City, UT	1,899	3.3%	303,337	2,243	16.7
Orlando, FL	1,934	3.3%	210,636	1,904	18.8
Greater Chicago area, IL and IN	1,575	2.7%	189,583	1,866	21.8
Charleston, SC	1,520	2.6%	227,477	1,963	12.6
San Antonio, TX	1,294	2.2%	195,927	1,926	14.6
Seattle, WA	1,153	2.0%	327,028	2,000	13.4
Savannah/Hilton Head, SC	1,042	1.8%	208,751	1,889	14.7
All Other (3)	7,432	12.9%	228,820	1,907	17.2
Total/Average	58,045	100.0%	$216,389	1,990	17.3
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	96.3%	$2,079	8.1%	9.1%	8.4%
Dallas-Fort Worth, TX	96.8%	2,140	7.3%	9.1%	7.8%
Charlotte, NC	96.9%	1,993	7.0%	10.9%	8.2%
Phoenix, AZ	96.3%	2,005	7.2%	9.9%	8.0%
Nashville, TN	96.2%	2,182	7.2%	8.8%	7.6%
Jacksonville, FL	96.6%	2,039	6.4%	8.0%	6.9%
Indianapolis, IN	96.9%	1,741	5.4%	8.5%	6.4%
Tampa, FL	96.5%	2,215	9.0%	12.1%	9.9%
Houston, TX	97.5%	1,930	5.6%	8.4%	6.0%
Raleigh, NC	96.2%	1,905	6.5%	8.5%	7.1%
Cincinnati, OH	96.8%	1,970	6.7%	11.6%	8.1%
Columbus, OH	96.8%	2,015	6.4%	9.4%	7.2%
Las Vegas, NV	91.8%	2,139	5.1%	4.1%	4.8%
Salt Lake City, UT	96.5%	2,299	5.1%	9.1%	6.5%
Orlando, FL	95.8%	2,155	8.5%	13.4%	9.8%
Greater Chicago area, IL and IN	97.5%	2,243	6.4%	9.6%	7.1%
Charleston, SC	96.7%	2,120	7.0%	8.3%	7.5%
San Antonio, TX	94.7%	1,885	4.0%	3.2%	3.7%
Seattle, WA	95.6%	2,559	8.3%	8.6%	8.4%
Savannah/Hilton Head, SC	98.2%	2,006	8.5%	13.8%	10.0%
All Other (3)	95.0%	2,042	6.6%	8.8%	7.3%
Total/Average	96.2%	$2,063	6.9%	9.2%	7.5%
(1)Property and leasing information based on total single-family properties wholly owned, excluding properties held for sale.
(2)Reflected for the three months ended June 30, 2023.
(3)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

AMH
Property Additions

	2Q23 Additions		YTD 2Q23 Additions
Market	Number of Properties	Average Total Investment Cost	Number of Properties	Average Total Investment Cost
Las Vegas, NV	93	$365,149	174	$366,629
Boise, ID	65	386,483	120	379,116
Tampa, FL	61	356,800	89	353,979
Jacksonville, FL	58	312,007	91	310,529
Orlando, FL	52	341,633	84	346,290
Atlanta, GA	45	338,171	68	336,992
Charlotte, NC	22	389,514	59	394,324
Nashville, TN	21	431,704	30	414,476
Columbus, OH	20	383,571	20	383,571
Colorado Springs, CO	18	506,365	19	506,897
Seattle, WA	13	528,460	13	528,460
Raleigh, NC	1	257,993	14	240,504
Total/Average	469	$369,879	781	$364,011

Property Dispositions

	Jun 30, 2023 Single-Family Properties Held for Sale	2Q23 Dispositions		YTD 2Q23 Dispositions
Market		Number of Properties	Average Net Proceeds per Property	Number of Properties	Average Net Proceeds per Property
Inland Empire, CA	99	25	$452,553	49	$443,153
Greater Chicago area, IL and IN	91	12	293,054	58	239,578
Houston, TX	91	111	239,544	283	230,435
Dallas-Fort Worth, TX	57	43	301,393	121	285,781
Atlanta, GA	47	35	286,188	81	274,509
Bay Area, CA	26	9	572,101	21	526,736
Indianapolis, IN	26	20	224,184	53	233,851
Austin, TX	25	16	319,045	31	304,409
San Antonio, TX	23	17	246,964	31	231,257
Central Valley, CA	22	2	304,844	10	325,951
Charlotte, NC	22	13	365,878	41	305,702
Nashville, TN	18	8	395,126	22	333,706
Phoenix, AZ	17	22	344,405	61	331,802
Charleston, SC	17	4	241,400	11	279,384
Tampa, FL	11	10	372,119	21	370,343
Orlando, FL	9	11	344,471	25	323,621
Miami, FL	8	1	344,932	5	346,395
Milwaukee, WI	7	2	337,364	9	331,456
Greensboro, NC	4	1	236,290	3	255,645
Salt Lake City, UT	4	4	328,025	9	363,798
All Other (1)	24	49	346,829	136	316,443
Total/Average	648	415	$307,168	1,081	$288,443
(1)Represents 16 markets in 12 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

AMH
AMH Development Pipeline Summary as of June 30, 2023

	YTD 2Q23 Deliveries			Jun 30, 2023 Lots for Future Delivery (1)
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Las Vegas, NV	174	$367,000	$2,420	1,411
Tampa, FL	164	359,000	2,560	695
Jacksonville, FL	130	329,000	2,300	786
Boise, ID	120	379,000	2,280	330
Orlando, FL	115	358,000	2,410	1,105
Atlanta, GA	102	352,000	2,460	828
Charlotte, NC	94	388,000	2,410	439
Denver, CO	44	586,000	3,230	452
Salt Lake City, UT	38	456,000	2,640	131
Seattle, WA	36	507,000	3,100	256
Nashville, TN	30	414,000	2,470	467
Columbus, OH	20	384,000	2,390	580
Charleston, SC	19	519,000	3,350	910
Raleigh, NC	14	401,000	2,370	3
Phoenix, AZ	—	—	—	1,721
Total/Average	1,100	$383,000	$2,490	10,114
Lots optioned				3,330
Total lots owned and optioned				13,444

Estimated Delivery Timing

	Dec 31, 2022 Lots for Future Delivery (1)	YTD 2Q23 Lots Added (3)	YTD 2Q23 Deliveries	Full Year Estimated 2023 Deliveries (4)	Deliveries Thereafter (4)
Wholly-owned development pipeline (2)	13,764	(112)	767	1,775 - 1,925	11,802
Joint venture development pipeline (2)(5)	743	149	333	425 - 475	442
Total development pipeline	14,507	37	1,100	2,200 - 2,400	12,244
(1)Lots controlled in escrow are not included.
(2)Reflects land pipeline and delivery timeline for projects that are intended either for the Company’s wholly-owned or joint venture portfolios.
(3)Represents lots acquired and optioned, net of lots transferred to held for sale or disposed during the period.
(4)Reflects the Company’s latest development program estimates as of July 27, 2023.
(5)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

AMH
Lease Expirations

	MTM	3Q23	4Q23	1Q24	2Q24	Thereafter
Lease expirations	3,564	12,833	9,500	12,159	15,212	3,125

Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
2018	1,804,163	$34,933	$19.36	—	$—	$—
2019	—	—	—	—	—	—
2020	—	—	—	86,130	2,414	28.03
2021	—	—	—	1,749,286	72,344	41.36
2022	—	—	—	—	—	—
1Q23	—	—	—	—	—	—
2Q23	—	—	—	—	—	—
Total	1,804,163	34,933	$19.36	1,835,416	74,758	$40.73
	Remaining authorization:	$265,067		Remaining authorization: (1)	$1,000,000
(1)In June 2023, the Company entered into a new at-the-market common share offering program, replacing the previously expiring program, under which it can issue Class A common shares from time to time through various sales agents up to an aggregate gross sales offering price of $1.0 billion.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	23

AMH
2023 Guidance
Set forth below are the Company’s current expectations with respect to full year 2023 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2023 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2023 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

Full Year 2023
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.58 - $1.64	$1.62 - $1.66
Core FFO attributable to common share and unit holders growth	2.5% - 6.5%	5.2% - 7.8%

Same-Home
Core revenues growth	5.00% - 7.00%	5.75% - 7.25%
Core property operating expenses growth	8.75% - 10.75%	8.75% - 10.75%
Core NOI growth	3.00% - 5.00%	4.00% - 5.50%

Full Year 2023 (Unchanged)
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,775 - 1,925	$600 - $700 million
Wholly owned land and development pipeline	—	$100 - $150 million
Pro rata share of JV and Property Enhancing Capex	—	$100 - $150 million
Total capital investment (wholly owned and pro rata JV)	1,775 - 1,925	$0.8 - $1.0 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.0 - $1.2 billion
Changes to Full Year 2023 guidance:
•$0.03 incremental Core FFO per share primarily related to increased Core NOI growth from both the Same-Home and Non-Same-Home portfolios driven by strong spring leasing results and continued demand trends into the third quarter as well as modestly favorable updates to Other income and expense, net, notably interest income on cash generated from our better than expected dispositions activity.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	24

AMH
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for Total Single-Family Properties Wholly Owned in Core Net Operating Income – Total Portfolio.

Average Total Investment Cost
Reflects on a per property basis, depending on the property addition channel, (i) Estimated Total Investment Cost of traditional channel acquisitions, (ii) purchase price, including closing costs, or total internal development costs of newly constructed homes, or (iii) total purchase price, including historic pro rata investment cost of properties acquired through bulk or joint venture portfolio acquisitions.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

25

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

Refer to Select Non-GAAP Reconciliations – Core Net Operating Income for reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics.

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.
Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Total Debt	$4,438,629	$4,444,863	$4,581,628	$4,457,326	$4,462,933
Less: cash and cash equivalents	(199,601)	(255,559)	(69,155)	(97,244)	(70,375)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(45,289)	(42,365)	(39,854)	(49,932)	(41,469)
Net debt	$4,168,073	$4,121,273	$4,446,953	$4,284,484	$4,325,423
Preferred shares at liquidation value	230,000	230,000	230,000	230,000	230,000
Net debt and preferred shares	$4,398,073	$4,351,273	$4,676,953	$4,514,484	$4,555,423

Adjusted EBITDAre - TTM	$827,550	$809,987	$784,076	$760,912	$733,162

Net Debt and Preferred Shares to Adjusted EBITDAre	5.3 x	5.4 x	6.0 x	5.9 x	6.2 x
Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Jun 30, 2023
Interest expense per income statement	$143,229
Less: amortization of discounts, loan costs and cash flow hedges	(12,279)
Add: capitalized interest	52,352
Cash interest	183,302
Dividends on preferred shares	13,944
Fixed charges	$197,246

Adjusted EBITDAre - TTM	$827,550

Fixed Charge Coverage	4.2 x
Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Jun 30, 2023
(Amounts in thousands)	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023
Unencumbered Core NOI	$147,932	$152,573	$156,824	$158,796	$616,125
Core NOI	210,838	216,371	220,901	223,461	871,571
Unencumbered Core NOI Percentage					70.7%

26

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

27

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Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three and six months ended June 30, 2023 and 2022 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2023	2022	2023	2022
Net income	$115,414	$74,555	$253,113	$144,569
Interest expense	34,844	34,801	70,726	62,368
Depreciation and amortization	113,199	104,415	225,916	204,369
EBITDA	$263,457	$213,771	$549,755	$411,306

Gain on sale and impairment of single-family properties and other, net	(62,758)	(32,811)	(147,417)	(54,855)
Adjustments for unconsolidated joint ventures	1,058	(199)	1,568	(570)
EBITDAre	$201,757	$180,761	$403,906	$355,881

Noncash share-based compensation - general and administrative	5,982	5,932	9,725	9,962
Noncash share-based compensation - property management	1,132	1,132	2,198	2,131
Acquisition, other transaction costs and other	4,175	7,658	9,251	13,632
Adjusted EBITDAre	$213,046	$195,483	$425,080	$381,606

Recurring Capital Expenditures	(20,913)	(15,959)	(35,106)	(27,137)
Leasing costs	(768)	(644)	(1,576)	(1,179)
Fully Adjusted EBITDAre	$191,365	$178,880	$388,398	$353,290

Rents and other single-family property revenues	$395,548	$361,876	$793,251	$717,981
Less: tenant charge-backs	(45,814)	(43,137)	(101,209)	(95,409)
Adjustments for unconsolidated joint ventures - income	2,873	3,552	6,168	6,351
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$352,607	$322,291	$698,210	$628,923

Adjusted EBITDAre Margin	60.4%	60.7%	60.9%	60.7%

Fully Adjusted EBITDAre Margin	54.3%	55.5%	55.6%	56.2%

28

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Net income	$418,569	$377,710	$310,025	$267,557	$254,393
Interest expense	143,229	143,186	134,871	126,885	121,728
Depreciation and amortization	448,078	439,294	426,531	410,854	396,029
EBITDA	$1,009,876	$960,190	$871,427	$805,296	$772,150

Gain on sale and impairment of single-family properties and other, net	(229,021)	(199,074)	(136,459)	(92,347)	(77,722)
Adjustments for unconsolidated joint ventures	2,482	1,225	344	197	472
EBITDAre	$783,337	$762,341	$735,312	$713,146	$694,900

Noncash share-based compensation - general and administrative	15,081	15,031	15,318	14,991	13,158
Noncash share-based compensation - property management	3,928	3,928	3,861	3,872	3,537
Acquisition, other transaction costs and other	19,071	22,554	23,452	22,770	21,567
Hurricane-related charges, net	6,133	6,133	6,133	6,133	—
Adjusted EBITDAre	$827,550	$809,987	$784,076	$760,912	$733,162

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

29

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Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

The following are reconciliations of property management expenses and general administrative expense, as determined in accordance with GAAP, to property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, and general and administrative expense, excluding noncash share-based compensation expense, as included in Core FFO attributable to common share and unit holders (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2023	2022	2023	2022
Property management expenses	$30,666	$28,768	$61,466	$54,802
Less: tenant charge-backs	(1,850)	(1,408)	(3,590)	(2,763)
Less: noncash share-based compensation - property management	(1,132)	(1,132)	(2,198)	(2,131)
Property management expenses, net	$27,684	$26,228	$55,678	$49,908

General and administrative expense	$19,937	$18,847	$37,792	$36,129
Less: noncash share-based compensation - general and administrative	(5,982)	(5,932)	(9,725)	(9,962)
General and administrative expense, net	$13,955	$12,915	$28,067	$26,167

30

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income per common share–diluted to FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders and Adjusted FFO attributable to common share and unit holders on a per share and unit basis for the three and six months ended June 30, 2023 and 2022:

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2023	2022	2023	2022
Net income per common share–diluted	$0.27	$0.16	$0.59	$0.32
Adjustments:
Conversion from GAAP share count	(0.03)	(0.02)	(0.07)	(0.04)
Noncontrolling interests in the Operating Partnership	0.03	0.02	0.07	0.04
Gain on sale and impairment of single-family properties and other, net	(0.15)	(0.08)	(0.36)	(0.14)
Depreciation and amortization	0.27	0.26	0.56	0.52
Less: depreciation and amortization of non-real estate assets	(0.01)	(0.01)	(0.02)	(0.02)
FFO attributable to common share and unit holders	$0.38	$0.33	$0.77	$0.68
Adjustments:
Acquisition, other transaction costs and other	0.01	0.02	0.02	0.03
Noncash share-based compensation - general and administrative	0.02	0.02	0.02	0.03
Noncash share-based compensation - property management	—	—	0.01	0.01
Redemption of perpetual preferred shares	—	0.01	—	0.01
Core FFO attributable to common share and unit holders	$0.41	$0.38	$0.82	$0.76
Recurring Capital Expenditures	(0.05)	(0.04)	(0.09)	(0.07)
Adjusted FFO attributable to common share and unit holders	$0.36	$0.34	$0.73	$0.69

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

31

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Jun 30, 2023
Adjusted FFO attributable to common share and unit holders	$148,786
Common distributions	(91,463)
Retained Cash Flow	$57,323

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has experienced a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

32

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, the Fifth Supplemental Indenture dated as of April 7, 2022 for the 2032 Unsecured Senior Notes, and the Sixth Supplemental Indenture dated as of April 7, 2022 for the 2052 Unsecured Senior Notes, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Amended and Restated Credit Agreement dated as of April 15, 2021, which has been filed as an exhibit to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company’s subsequent filings with the SEC.

33

Executive Management

David P. Singelyn	Christopher C. Lau
Chief Executive Officer	Chief Financial Officer

Bryan Smith	Sara H. Vogt-Lowell
Chief Operating Officer	Chief Legal Officer

AMH Diversified Portfolio

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